Exhibit 99.1

Lulus Releases Preliminary Second Quarter Results and Announces Second Quarter Earnings Call Date

CHICO, Calif., August 1, 2024 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today announced preliminary unaudited financial results for the second quarter ended June 30, 2024. The Company plans to release its second quarter results after the market closes on Wednesday, August 14, 2024.

Crystal Landsem, CEO of Lulus, said:

"In response to sustained consumer weakness and in anticipation of continued macroeconomic challenges, we have proactively reduced fixed labor and operational costs and optimized variable marketing expenditures to align with current sales volumes. While we remain confident in our strategic investments and their near and long-term benefits, we anticipate a prolonged recovery given the broader economic context. Our focus remains on maintaining an aggressive operational framework that balances agility with the necessary organizational infrastructure to best serve our customers and benefit our investors. We anticipate realizing savings from these actions in the third and fourth quarter of 2024, extending through 2025. We are optimistic about our continued sales recovery and business turnaround and are encouraged by sequential improvements in our quarterly revenue comps. More importantly, we are confident in our strategic direction and ability to deliver value over time.”

Preliminary Second Quarter 2024 Highlights:

●	Net revenue is expected to be between approximately $90.5 million to $91.5 million, representing a decline of approximately 14.7% to 13.8% compared to the same period last year.
●	Adjusted EBITDA is expected to be between approximately ($0.9) million to ($0.2) million compared to $4.2 million in the same period last year.
●	A pre-tax loss of between approximately $5.2 million to $4.5 million is expected, compared to $1.7 million in the same period last year. Pre-tax loss estimates are provided as we have not completed our standard review of our quarterly income tax provision.

Tiffany Smith, CFO of Lulus, said:

“Net revenue comps improved sequentially in May and June, with early third quarter sales, prior to fully matured customer returns, showing positive trends.  During the second quarter of 2024, our new return policy boosted restocking fee revenue and resulted in some improvement in customer return behavior, despite our decision to honor exceptions to the previous return policy for longer. Key themes that negatively impacted our net revenue comps in the first quarter carried into Q2, including weakness in shoe sales, lower markdown sales driven by less inventory on markdown, and higher return rates due to a sales mix favoring high-return product categories. Despite progress on margin goals and year-over-year reductions in operating expenses, profitability was constrained by fixed costs on a lower-than-expected net revenue base. To address this, and in anticipation of ongoing macroeconomic pressures, we’ve strategically implemented cost reductions in the third quarter of 2024 to improve profitability and enable sustainable growth. We look forward to updating everyone on our latest performance, cost reduction plans, and outlook on our upcoming earnings call.”

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time on Wednesday, August 14, 2024, to discuss its second quarter 2024 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-300-8521 (in the U.S.) or 1-412-317-6026 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 10191541.

Financial Disclosure Advisory

The preliminary unaudited financial results included in this press release are based on information available as of August 1, 2024 and management’s initial review of operations and financial results for the second quarter 2024. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company's annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary unaudited financial results.

About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for all of life’s fashionable moments. Our aim is to make every woman feel beautiful, celebrated and as if she’s the most special version of herself for every occasion – from work desk to dream date or cozied up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including preliminary financial results for the thirteen weeks ended June 30, 2024 and Lulus’ ability to realize the intended impact of cost-reduction measures. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release the following non-GAAP financial measure: Adjusted EBITDA. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use this non-GAAP financial measure to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. The definition of our non-GAAP financial measure is presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as loss before income taxes, interest expense, depreciation and amortization adjusted to exclude the effects of equity-based compensation expense and other non-routine expense. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation expense and non-routine expense, excludes items that we do not consider to be indicative of our core operating performance.

	Thirteen Weeks Ended
	June 30, 2024		July 2, 2023

	(in thousands, except percentages)
	Low	High
Loss before income taxes	$(5,200)	$(4,500)	$(1,723)
Excluding:
Depreciation and amortization	1,400	1,400	1,185
Interest expense	300	300	426
Equity-based compensation expense (1)	2,200	2,200	4,331
Other non-routine expense (2)	400	400	—
Adjusted EBITDA	$(900)	$(200)	$4,219
Net revenue	$90,500	$91,500	$106,122

(1) The thirteen weeks ended June 30, 2024 and July 2, 2023 include equity-based compensation expense for restricted stock units granted during the period and prior periods, as well as performance stock units and equity-based awards granted in prior periods.

(2) The thirteen weeks ended June 30, 2024 includes non-routine expense related to a legal reserve accrual net of an anticipated and contingent insurance receivable.

Contact

Abbygail Reyes

Vice President, Communications

investors@lulus.com